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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549




                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




  Date of Report (Date of earliest event reported): DECEMBER 31, 2001
                                                    -----------------



                            ACT Manufacturing, Inc.
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            (Exact name of registrant as specified in its charter)



            MASSACHUSETTS            0-25560         04-2777507
            ---------------------  -----------   ------------------
            (State or other        (Commission   (IRS Employer
            jurisdiction of        File Number)  Identification No.)
            incorporation)


           2 Cabot Road, Hudson, Massachusetts                 01749
          -----------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)


     Registrant's telephone number, including area code: (978) 567-4000
                                                         --------------
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ITEM 5.   OTHER EVENTS.
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On January 3, 2002, ACT Manufacturing, Inc. (the "Company" or the "Registrant")
publicly disseminated a press release announcing that it had received $9.5 million in debtor-in-possession financing pursuant to a hearing held on January 2, 2002 in U.S. Bankruptcy Court in Worcester, Massachusetts. The Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code on December 21, 2001. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

In addition, subsequent to the Chapter 11 filing, The Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company that Nasdaq had decided to halt trading in the Company's common stock pending Nasdaq's receipt and review of certain requested information, including without limitation information related to the Company's Chapter 11 filing and plan of reorganization. The Company is currently in the process of compiling the requested information for delivery to Nasdaq. Nasdaq further informed the Company that, as a result of the Chapter 11 filing, the letter "Q" has been appended to the Company's trading symbol as a fifth character. Accordingly, the Company's trading symbol was changed from "ACTM" to "ACTMQ" effective as of December 31, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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(c)      Exhibit.

  99.1   Press Release dated January 3, 2002.

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                                 SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ACT MANUFACTURING, INC.
                                        ---------------------------------------
                                        (Registrant)



Date: January 4, 2002
                                        /s/ John A. Pino
                                        ---------------------------------------
                                        John A. Pino,
                                        President, Chief Executive Officer and
                                        Chairman

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EXHIBIT INDEX
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Exhibit
Number           Description
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99.1             Press Release dated January 3, 2002